SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------


                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 29, 1999
                Date of report (Date of earliest event reported)


                                  NUCLEUS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            0-14039                                      11-2714721
   (Commission File Number)                 (I.R.S. Employer Identification No.)




       150 NORTH MICHIGAN AVENUE                              60601
           CHICAGO, ILLINOIS                                (Zip Code)
(Address of Principal Executive Offices)


                                  312/683-9000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

          As previously reported on Form 8-K dated April 29, 1999 and filed with the Securities and Exchange Commission (the "Commission") on May 12, 1999, Nucleus, Inc. ("Nucleus" or the "Company") acquired Comp-Pro Computer, Inc. ("Comp-Pro") pursuant to a Stock Purchase Agreement dated as of April 29, 1999 (the "Agreement"). This Form 8-K/A is being filed in accordance with the Commission's rules to include the required historical and pro forma financial information relating to the transaction which was not available at the time of the initial filing on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               Nucleus files herewith the following financial statements of Comp-Pro:

                    Report to Independent Auditor

                    Balance Sheet as of December 31, 1998

                    Statement of Operations for the year ended December 31, 1998

                    Statement of Shareholders' Deficit for the year ended
                         December 31, 1998

                    Statement of Cash Flows for the year ended December 31, 1998

                    Notes to Financial Statements

To the Shareholders and Board of Directors
Comp-Pro Computer, Inc.
12323 South Harlem Avenue
Palos Heights, Illinois 60463


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------

          We have audited the accompanying balance sheets of Comp-Pro Computer, Inc. as of December 31, 1998 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit of these statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comp-Pro Computer, Inc. as of December 31, 1998 and the results of its operations, shareholders' equity, and its cash flows for the year then ended in conformity with generally accepted accounting principles.


BUJAN & ASSOCIATES, LTD.
July 1, 1999

                             COMP-PRO COMPUTER, INC.

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1998


ASSETS
   Current assets:
      Cash.....................................................   $  1,867
      Accounts receivable (Note 6).............................     42,364
      Inventory................................................     23,164
                                                                  --------

   Total current assets........................................     67,395

   Property, plant & equipment--net cost (Note 3)..............     14,503
   Other assets................................................      1,795
                                                                  --------

   Total assets................................................   $ 83,693
                                                                  ========

LIABILITIES & SHAREHOLDERS' DEFICIT
   Current liabilities:
      Bank overdraft...........................................   $     --
      Accounts payable.........................................     29,087
      Accrued expenses.........................................      7,721
      Loans from shareholders (Note 4).........................     68,637
                                                                  --------

   Total current liabilities...................................    105,445
                                                                  --------

   Total liabilities...........................................    105,445
                                                                  --------

SHAREHOLDERS' DEFICIT
   Common shares no par value
      Authorized issued & outstanding shares--100 shares.......     10,000
      Retained deficit.........................................    (31,752)
                                                                  --------

   Total shareholders' deficit.................................    (21,752)
                                                                  --------

   Total liabilities & shareholders' deficit...................   $ 83,693
                                                                  ========



    The accompanying notes are an integral part of the financial statements.

                             COMP-PRO COMPUTER, INC.

                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


Total revenues (Note 6)...................................   $481,176
Cost of revenues..........................................    423,252
Selling, general & administrative expenses................     81,188
                                                             --------
(Loss) income from operations.............................    (23,264)
                                                             --------
Provisions for income taxes...............................          0
                                                             --------
Net loss..................................................   $(23,264)
                                                             ========



    The accompanying notes are an integral part of the financial statements.

                             COMP-PRO COMPUTER, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1998


Common shares

   Balance at beginning of year................................    $ 10,000

   No changes..................................................          --
                                                                   --------

   Balance at end of year......................................    $ 10,000
                                                                   --------

Retained deficit

   Balance at beginning of year................................    $ (8,488)

   Net loss....................................................     (23,264)
                                                                   --------

   Balance at end of year......................................     (31,752)
                                                                   --------

   Total shareholders' deficit.................................    $(21,752)
                                                                   ========



    The accompanying notes are an integral part of the financial statements.

                             COMP-PRO COMPUTER, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


Cash flows from operating activities
   Net loss.........................................................  $(23,264)
                                                                      --------
   Adjustments to reconcile net loss from continuing operations to net cash from operating activities:
      Depreciation & amortization...................................     4,480
      Decrease (increase) in net receivables........................   (41,564)
      Decrease (increase) in inventory..............................    14,836
      Decrease (increase) in other assets...........................      (795)
      Increase (decrease) in bank overdrafts........................    (2,123)
      Increase (decrease) in accounts payable.......................    57,087
      Increase (decrease) in accrued liabilities....................     7,126
                                                                      --------

Net cash provided (used) by operating activities....................  $ 15,783
                                                                      --------

Cash flows from financing activities
   Payment of stockholders loan.....................................   (13,916)
                                                                      --------

Net cash (used) by financing activities.............................   (13,916)

Net increase in cash................................................     1,867

Cash
   Beginning of year................................................        --
                                                                      --------
   End of year......................................................     1,867
                                                                      --------



    The accompanying notes are an integral part of the financial statements.

                             COMP-PRO COMPUTER, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

Note 1 -- Description of Business
---------------------------------

          Comp-Pro Computer, Inc. (the "Company") was incorporated in Illinois in August 1995 and has elected to be taxed as a "C" corporation. The Company provides computer equipment, software and service to business and individual customers in the Chicago metropolitan area.

Note 2 -- Summary of Significant Accounting Policies
----------------------------------------------------

          Inventory:
          ---------

          Inventory is valued at the lower of cost or market on a first-in first-out basis and consists primarily of finished goods including complete computer systems, spare parts and related equipment held for retail sale.

          Property, Plant and Equipment:
          -----------------------------

          Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the 200% declining balance method. Estimated useful lives range from 3 to 5 years for furniture and fixtures and from 5 to 10 years for equipment.

          Revenue Recognition:
          -------------------

          Revenue is recognized at the time the product is delivered or the service is performed.

          Cash:
          ----

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

          Estimates:
          ---------

          The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

          Warranty Expense and Reserve:
          ----------------------------

          The Company warranties all parts to its customers for the same length of time as the manufacturer warranties the parts. Therefore, the only cost that is absorbed by the Company is the labor to install the parts, which is minimal.

          Advertising and Promotional Costs:
          ---------------------------------

          Advertising and promotional costs are charged to operations as incurred or when the advertising first takes place. Advertising costs charged to operations were $4,568 in 1998.

          Fair value of financial instruments:
          -----------------------------------

          The Company's short-term financial instruments consist of cash and cash equivalents, accounts receivable, and payables and accruals. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

          Income Taxes:
          ------------

          The Company accounts for income taxes in accordance with SFAS No. 109, in which deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

          The Company had net tax operating loss carry forwards against which full valuation allowances were recorded due to the Company's historical recurring operating losses. The Company has net tax operating loss carry forwards of approximately $32,000 as of December 31, 1998.

          The amounts shown for income taxes in the statements of income differ from the amounts computed at federal statutory rates due to the utilization of these net tax operating loss carry forwards.

Note 3 -- Property, Plant and Equipment
---------------------------------------

          Property, plant and equipment consists of the following at December 31, 1998:


Furniture, fixtures & improvements.............................   $ 14,125
Computer equipment.............................................     16,200
                                                                  --------

Total property, plant & equipment..............................     30,325

Less accumulated depreciation..................................    (15,822)
                                                                  --------

Net cost ......................................................   $ 14,503
                                                                  --------

Note 4 -- Loans from Shareholders
---------------------------------

          The shareholder loans are unsecured and non-interest bearing.

Note 5 -- Commitments and Contingencies
---------------------------------------

          The Company leases space from month to month in Palos Heights, Illinois. The current rent is $9,000 annually ($750 per month) with an annual adjustment for real estate taxes.

          From time to time, the Company is also subject to occasional lawsuits, investigations and claims arising out of the normal conduct of business. Management does not believe the outcome of any pending claims will have a material adverse impact on the Company's financial position or results of operations.

Note 6 -- Concentration of Credit Risk:
--------------------------------------

          As of December 31, 1998 and during the year then ended, one customer accounted for 80% of accounts receivable and 34% of revenue.

Note 7 -- Nucleus, Inc. Transaction:
-----------------------------------

          In June 1998, the Company entered into a 90-day joint agreement ending September 30, 1998 with Nucleus, Inc. (Nucleus) whereby the Company will conduct computer repair, installation of hardware and software and upgrade and maintenance services. In conjunction with this agreement, the Company will furnish all technical and repair personnel, services, facilities and equipment. Nucleus is required to provide all marketing and customer service personnel, advertising, parts, procurement and delivery of customer computer systems. Under the terms of the agreement, the Company and Nucleus have agreed to share revenues equally.

          On April 29, 1999 the Company entered into a purchase agreement with Nucleus, Inc. (Nucleus) whereby all of the outstanding shares of the Company would be acquired by Nucleus for $225,000. The agreement has been approved by the Company's Board of Directors and shareholders.

          (b)  PRO FORMA FINANCIAL INFORMATION.

          The following unaudited pro forma combined financial statements of Nucleus give effect to (1) the merger of Nucleus Holding Corporation ("Holding") and Nucleus and (2) the acquisition of Comp-Pro.

          The unaudited pro forma condensed combined balance sheet as of March 31, 1999 and the pro forma condensed combined statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 have been prepared to illustrate the effect of the merger and the acquisition described above. The merger was accounted for as a pooling of interests and is treated as if it had occurred on January 1, 1997 for the pro forma statement of operations for the year ended December 31, 1997. Both the acquisition of Comp-Pro (accounted for as a purchase) and the merger transaction are treated as if they had occurred on March 31, 1999, in the pro forma balance sheet and as of January 1, 1998, for the pro forma statement of operations for the year ended December 31, 1998 and as of January 1, 1999 for the three months ended March 31, 1999. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998, was prepared from the audited historical statements of operations of Nucleus, Holding and Comp-Pro for the year then ended. The unaudited pro forma condensed combined balance sheet as of March 31, 1999, and the statement of operations for the three months ended March 31, 1999, was prepared from the unaudited historical balance sheets and statements of operations of Nucleus, Holding and Comp-Pro, respectively.

          The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial positions or combined results of operations of Nucleus that would have been reported had the merger and the acquisition described above occurred on the dates indicated, nor do they represent a forecast of the combined financial position of Nucleus at any future date or the combined results of operations of Nucleus for any future period. Furthermore, no effect has been given in the pro forma combined statements of operations for synergies or cost savings, if any, that may be realized. The unaudited pro forma condensed combined financial statements reflect the acquisition of Comp-Pro using the purchase method of accounting.

          The following unaudited pro forma condensed combined financial statements and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with Nucleus' Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999, and the audited financial statements of Comp-Pro, which are also included within this Form 8-K/A.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                  HISTORICAL
                                           ---------------------------    PRO FORMA
                                           NUCLEUS(1)    HOLDING(1)(2)    ADJUSTMENTS     PRO FORMA
                                           ----------    -------------    -----------   -------------

Revenue..................................  $ 721,745       $ 956,810      $     --       $1,678,555
Cost of revenues.........................    690,064         615,229            --        1,305,293
Selling, general, & administrative
   expense...............................    429,212         638,799            --        1,068,011
                                           ---------       ---------      --------       ----------
Operating loss...........................   (397,531)       (297,218)           --         (694,749)
Other expense............................    (33,390)             --            --          (33,390)
                                           ---------       ---------      --------       ----------
Net loss.................................  $(430,921)      $(297,218)     $     --       $ (728,139)
                                           =========       =========      ========       ==========
   Diluted loss per share ...............  $   (0.45)      $ (297.22)                    $    (0.16)
                                           =========       =========                     ==========
   Diluted weighted average shares
      outstanding........................    950,622           1,000     3,537,073(3)     4,488,695
                                             =======           =====     =========        =========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                         HISTORICAL
                                           -------------------------------------     PRO FORMA
                                           NUCLEUS(1)    HOLDING(1)     COMP-PRO     ADJUSTMENTS     PRO FORMA
                                           ----------    ----------     --------     -----------   -------------

Revenue..................................  $ 747,144     $2,827,428     $481,176     $     --      $4,055,748
Cost of revenues.........................    769,754      1,747,403      423,252           --       2,940,409
Selling, general, & administrative
   expense...............................    455,857      1,147,135       81,188       20,093(4)    1,704,273
                                           ---------     ----------     --------     --------      ----------
Operating loss...........................   (478,467)       (67,110)     (23,264)     (20,093)       (588,934)
Other (expense) income...................    (13,902)        35,008           --           --          21,106
                                           ---------     ----------     --------     --------      ----------
Loss before tax benefit..................   (492,369)       (32,102)     (23,264)     (20,093)       (567,828)
Tax benefit..............................     25,820              --          --           --          25,820
                                           ---------     -----------    --------     --------      ----------
Net loss before extraordinary item.......  $(466,549)    $  (32,102)    $(23,264)    $ 20,093      $ (542,008)
                                           =========     ==========     ========     ========      ==========
   Diluted loss per share before
      extraordinary item.................  $   (0.42)    $  ( 32.10)                               $    (0.08)
                                           =========     ==========                                ==========
   Diluted weighted average shares
      outstanding........................  1,106,056          1,000                 5,306,109(3)    6,413,165
                                           =========          =====                 =========       =========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                         HISTORICAL
                                           -------------------------------------     PRO FORMA
                                           NUCLEUS(1)    HOLDING(1)     COMP-PRO     ADJUSTMENTS     PRO FORMA
                                           ----------    ----------     --------     -----------   -------------

Revenue...............................     $ 11,787      $ 620,556      $149,178      $    --      $ 781,521
Cost of revenues......................       13,136        431,506       125,329           --        569,971
Selling, general, & administrative
   expense............................       32,606        384,272        22,848        5,023(4)     444,749
                                           --------      ---------      --------      -------      ---------
Operating (loss) income...............      (33,955)      (195,222)        1,001       (5,023)      (233,199)
Other (expense) income................       (5,210)       (24,694)           --           --        (29,904)
                                           --------      ---------      --------      -------      ---------
(Loss) income before taxes............      (39,165)      (219,916)        1,001       (5,023)      (263,103)
Income taxes..........................           --             --           220           --            220
                                           --------      ---------      --------      -------      ---------
Net (loss) income.....................     $(39,165)     $(219,916)     $    781      $(5,023)     $(263,323)
                                           ========      =========      ========      =======      =========
   Diluted loss per share.............     $  (0.03)     $ (219.92)                                $    (0.04)
                                           ========      =========                                 ==========
   Diluted weighted average shares
      outstanding.....................    1,129,827          1,000                  5,306,109(3)    6,436,936
                                          =========          =====                  =========      ==========

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1999


                                                          HISTORICAL
                                              -------------------------------------       PRO FORMA
                                              NUCLEUS(1)     HOLDING(1)    COMP-PRO       ADJUSTMENTS         PRO FORMA
                                              ----------     ----------    --------    -----------------     -----------

Assets

Current assets:
   Cash...................................    $        --    $   13,480    $    236    $        --           $    13,716
   Accounts receivable....................             --       229,438      41,080       (106,080)(5)           164,438
   Unbilled revenue.......................             --       144,727          --             --               144,727
   Inventory..............................         34,489           118      18,566             --                53,173
   Other current assets...................             --        76,402          --             --                76,402
                                              -----------    ----------    --------    -----------           -----------
      Total current assets................         34,489       464,165      59,882       (106,080)              452,456
                                              -----------    ----------    --------    -----------           -----------
Property, plant and equipment, net........         19,000        38,359      13,003             --                70,362
                                              -----------    ----------    --------    -----------           -----------
Other assets..............................             --            --       1,795             --                 1,795
                                              -----------    ----------    --------    -----------           -----------
Intangibles, net..........................         19,598            --          --        201,400(6)            220,998
                                              -----------    ----------    --------    -----------           -----------
      Total assets........................    $    73,087    $  502,524    $ 74,680    $    95,320           $   745,611
                                              ===========    ==========    ========    ===========           ===========

Liabilities & Stockholders' Deficit

Current liabilities:
   Due to officers........................    $   200,104    $   33,317    $ 17,637    $   (17,637)(5)      $   233,421
   Current portion of long-term debt......          4,138            --          --             --                4,138
   Accounts payable.......................        171,385       668,237    $  7,799         (7,799)(5)          839,622
   Accrued expenses.......................         16,950       282,206       5,215          4,785(5)(7)        309,156
   Due to former owners...................             --            --          --        160,000(8)           160,000
   Due to Capital One, Inc................             --        65,000      65,000        (65,000)(5)           65,000
                                              -----------    ----------    --------    -----------          -----------
      Total current liabilities...........        392,577     1,048,760      95,651         74,349            1,611,337
                                              -----------    ----------    --------    -----------          -----------
Long-term liabilities.....................          8,314            --          --             --                8,314
                                              -----------    ----------    --------    -----------          -----------
Stockholders' deficit:
   Common stock and paid in capital.......      2,780,657         3,000      10,000        (10,000)           2,783,657
   Accumulated deficit....................     (3,108,461)     (549,236)    (30,971)        30,971(5)        (3,657,697)
                                              -----------    ----------    --------    -----------          -----------
      Total stockholders' deficit.........       (327,804)     (546,236)    (20,971)        20,971             (874,040)
                                              -----------    ----------    --------    -----------          -----------
      Total liabilities and stockholders'
        deficit...........................    $    73,087    $  502,524    $ 74,680    $    95,320          $   745,611
                                              ===========    ==========    ========    ===========          ===========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

1. Under terms of the merger agreement, Holding was merged with and into Nucleus, with Nucleus becoming the surviving corporation (the "Merger"). On April 15, 1999, the Merger was approved by the Board of Directors of both Holding and Nucleus, and required the holder of Nucleus Common Stock receive 5,307.109 shares of Holding Common Stock for each of its 1,000 outstanding shares. Accordingly, the pro forma condensed combined balance sheet as of March 31, 1999 gives effect to the issuance of 5,307.109 Holding common shares to consummate the Merger.

2. The historical results of operations of Holding for the year ended December 31, 1997, reflect the operations of Holding since April 30, 1997 (its inception).

3. The pro forma weighted average shares outstanding for basic and diluted loss per share gives effect to the issuance of 5,307.109 shares of Holding stock for each of the 1,000 shares of Nucleus common stock outstanding for all periods presented, weighted for the period such shares were actually outstanding.

4. Represents additional amortization expense associated with the Comp-Pro acquisition resulting from the amortization of goodwill over an estimated useful life of 15 years and the covenant not to compete over three years.

5.        The Company has accounted for the Comp-Pro acquisition as a purchase.
          The purchase price has been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values as follows:

               Total purchase price, including expenses............ $235,000
               Current assets......................................   18,802
               Other assets........................................   14,798
               Liabilities assumed.................................       --
                                                                    --------
               Excess purchase price over net assets acquired...... $201,400

          Pro forma adjustments have been reflected to record the purchase price as described above.

6. To record the allocation of excess purchase price over net assets acquired of $201,400 ($176,400 of goodwill and $25,000 covenant not to compete).

7.        Includes a $10,000 adjustment to accrue for acquisition costs.

8. Includes an adjustment to record $225,000 due to the former owners of Comp-Pro for the purchase. At March 31, 1999, Capital One, Inc. had advanced Holding $65,000 which was used to fund a portion of the purchase price.


          (C)  EXHIBITS.

               None.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             NUCLEUS, INC.
                                             (Registrant)


Date:    July 13, 1999                       By: /s/ J. Theodore Hartley
                                                --------------------------------
                                                  J. Theodore Hartley,
                                                  Executive Vice President and
                                                  Chief Financial Officer